SLM Student Loan Trust 2005-5 Quarterly Servicing Report
Report Date: 09/30/2005 Distribution Date: 10/25/2005 Collection Period: 6/29/05-9/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics						6/29/2005	Activity	9/30/2005

A	i	Portfolio Balance					$2,216,899,857.33	($14,611,050.77)	$2,202,288,806.56
	ii	Interest to be Capitalized					2,795,765.64		2,487,185.80

	iii	Total Pool					$2,219,695,622.97		$2,204,775,992.36

	iv	Capitalized Interest					46,000,000.00		46,000,000.00
	v	Add-on Consolidation Loan Account Balance					10,000,000.00		4,012,662.30
	vi	Specified Reserve Account Balance					5,588,740.00		5,521,971.64

	vii	Total Adjusted Pool					$2,281,284,362.97		$2,260,310,626.30

B	i	Weighted Average Coupon (WAC)					3.984%		3.983%
	ii	Weighted Average Remaining Term					268.92		268.24
	iii	Number of Loans					132,906		132,008
	iv	Number of Borrowers					82,121		81,462
	v *	Aggregate Outstanding Principal Balance — T-Bill					$9,212,466		$9,057,714
	vi *	Aggregate Outstanding Principal Balance — Commercial Paper					$2,216,283,482		$2,195,718,278

							% of		% of
	Notes			Spread	Balance 6/29/2005		O/S Securities	Balance 10/25/05	O/S Securities

C	i	A-1 Notes	78442GPM2	0.000%	$672,000,000.00		29.311%	$650,972,691.96	28.657%
	ii	A-2 Notes	78442GPN0	0.080%	420,000,000.00		18.320%	420,000,000.00	18.489%
	iii	A-3 Notes	78442GPP5	0.100%	420,000,000.00		18.320%	420,000,000.00	18.489%
	iv	A-4 Notes	78442GPQ3	0.140%	361,844,000.00		15.783%	361,844,000.00	15.929%
	v	A-5 Notes	78442GPR1	0.030%	350,000,000.00		15.266%	350,000,000.00	15.408%
	vii	B Notes	78442GPS9	0.250%	68,779,000.00		3.000%	68,779,000.00	3.028%

	viii	Total Notes			$2,292,623,000.00		100.000%	$2,271,595,691.96	100.000%

	Reserve Account				6/29/2005			10/25/2005

D	i	Required Reserve Acct Deposit (%)			0.25%			0.25%

	ii	Reserve Acct Initial Deposit ($)			$5,588,740.00

	iii	Specified Reserve Acct Balance ($)			$5,588,740.00			$5,521,971.64
	iv	Reserve Account Floor Balance ($)			$3,353,244.00			$3,353,244.00
	v	Current Reserve Acct Balance ($)			$5,588,740.00			$5,521,971.64

	Other Accounts				6/29/2005			10/25/2005

E	i	Supplemental Loan Purchase Account			$5,800,325.68			$0.00
	ii	Add-on Consolidation Loan Account			$10,000,000.00			$4,012,662.30
	iii	Capitalized Interest Account			$46,000,000.00			$46,000,000.00
	iv	Remarketing Fee Account			$0.00			$0.00

	Asset/Liability				6/29/2005			10/25/2005

F	i	Total Adjusted Pool			$2,281,284,362.97			$2,260,310,626.30
	ii	Total Outstanding Balance Notes			$2,292,623,000.00			$2,271,595,691.96
	iii	Difference			$(11,338,637.03)			$(11,285,065.66)
	iv	Parity Ratio			0.99505			0.99503

	General Trust Information

G	i	Indenture Trustee	Deutsche Bank Trust Company Americas			iv	Administrator		Sallie Mae, Inc.
	ii	Eligible Lender Trustee	Chase Bank USA, National Association			v	Servicer		Sallie Mae, Inc.
	iii	Luxembourg Paying Agent	Deutsche Bank Luxembourg SA			vi	Swap Counterparty		n/a

		Initial Asset Balance (as of 5/29/2005)		$2,235,495,948.65

*	Sections B-v and B-vi are as of the Statistical Cutoff Date for the column labeled 6/29/2005.

II. 2005-5 Transactions from: 06/28/2005 through: 09/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$31,768,534.55
	ii	Principal Collections from Guarantor	960,764.09
	iii	Principal Reimbursements	1,241,929.49
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$33,971,228.13

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(984,898.90)
	ii	Capitalized Interest	(7,331,979.23)

	iii	Total Non-Cash Principal Activity	$(8,316,878.13)

C	Student Loan Principal Purchases		$(11,043,299.23)

D	Total Student Loan Principal Activity		$14,611,050.77

E	Student Loan Interest Activity
	i	Regular Interest Collections	$15,900,204.40
	ii	Interest Claims Received from Guarantors	10,893.41
	iii	Collection Fees/Returned Items	1,368.53
	iv	Late Fee Reimbursements	180,382.27
	v	Interest Reimbursements	8,806.88
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	238,104.01
	viii	Subsidy Payments	13,090.74

	ix	Total Interest Collections	$16,352,850.24

F	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(904.62)
	ii	Capitalized Interest	7,331,979.23

	iii	Total Non-Cash Interest Adjustments	$7,331,074.61

G	Student Loan Interest Purchases		$(34,057.68)

H	Total Student Loan Interest Activity		$23,649,867.17

I	Non-Reimbursable Losses During Collection Period		$0.00

J	Cumulative Non-Reimbursable Losses to Date		$0.00

III. 2005-5 Collection Account Activity 06/28/2005 through 09/30/2005

A	Principal Collections
	i	Principal Payments Received	$16,545,300.78
	ii	Consolidation Principal Payments	16,183,997.86
	iii	Reimbursements by Seller	(7.63)
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	0.00
	vi	Re-purchased Principal	1,241,937.12

	vii	Total Principal Collections	$33,971,228.13

B	Interest Collections
	i	Interest Payments Received	$16,044,698.73
	ii	Consolidation Interest Payments	117,593.83
	iii	Reimbursements by Seller	0.00
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	0.00
	vi	Re-purchased Interest	8,806.88
	vii	Collection Fees/Return Items	1,368.53
	viii	Late Fees	180,382.27

	ix	Total Interest Collections	$16,352,850.24

C	Other Reimbursements		$208,741.96

D	Reserves in Excess of the Requirement		$66,768.36

E	Administrator Account Investment Income		$0.00

F	Investment Earnings for Period in Trust Accounts		$776,596.45

G	Funds borrowed during previous distribution		$0.00

H	Funds borrowed from subsequent distribution		$0.00

I	Excess Transferred from Supplemental Loan Purchase Account		$26,498.13

J	Excess Transferred from Add-on Consolidation Loan Account		$0.00

K	Excess Transferred from Remarketing Fee Account		$0.00

L	Funds Released from Capitalized Interest Account		$0.00

M	Initial Deposits into Collection Account		$7,230,000.00

	TOTAL AVAILABLE FUNDS		$58,632,683.27

	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(1,910,092.36)
		Consolidation Loan Rebate Fees	$(7,766,775.71)

N	NET AVAILABLE FUNDS		$48,955,815.20

O	Servicing Fees Due for Current Period		$919,530.05

P	Carryover Servicing Fees Due		$0.00

Q	Administration Fees Due		$25,000.00

R	Total Fees Due for Period		$944,530.05

IV. 2005-5 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	06/29/2005	09/30/2005	06/29/2005	09/30/2005	06/29/2005	09/30/2005	06/29/2005	09/30/2005	06/29/2005	09/30/2005
INTERIM:
In School
Current	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%

Grace
Current	0.000%	0.000%	0	0	0.000%	0.000%	0.00	0.00	0.000%	0.000%

TOTAL INTERIM	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
REPAYMENT
Active
Current	3.983%	3.966%	106,007	90,774	79.761%	68.764%	$1,716,276,530.54	$1,481,704,406.27	77.418%	67.280%
31-60 Days Delinquent	4.080%	4.055%	10,612	3,801	7.985%	2.879%	162,583,245.75	57,251,176.92	7.334%	2.600%
61-90 Days Delinquent	3.939%	4.043%	403	1,924	0.303%	1.457%	5,613,493.15	25,865,196.25	0.253%	1.174%
91-120 Days Delinquent	4.194%	4.154%	142	3,693	0.107%	2.798%	2,041,332.13	49,991,621.48	0.092%	2.270%
> 120 Days Delinquent	4.040%	4.147%	121	3,066	0.091%	2.323%	1,586,358.99	41,074,181.23	0.072%	1.865%

Deferment
Current	3.712%	3.752%	8,508	12,560	6.402%	9.515%	164,067,214.64	226,309,626.83	7.401%	10.276%

Forbearance
Current	4.169%	4.158%	7,100	16,144	5.342%	12.230%	164,433,501.14	319,402,701.08	7.417%	14.503%

TOTAL REPAYMENT	3.984%	3.983%	132,893	131,962	99.990%	99.965%	$2,216,601,676.34	$2,201,598,910.06	99.987%	99.969%
Claims in Process (1)	6.279%	4.969%	13	46	0.010%	0.035%	$298,180.99	$689,896.50	0.013%	0.031%
Aged Claims Rejected (2)	0.000%	0.000%	0	0	0.000%	0.000%	$0.00	$0.00	0.000%	0.000%
GRAND TOTAL	3.984%	3.983%	132,906	132,008	100.000%	100.000%	$2,216,899,857.33	$2,202,288,806.56	100.000%	100.000%

V. 2005-5 Interest Accruals

A	Borrower Interest Accrued During Collection Period	$21,543,798.85
B	Interest Subsidy Payments Accrued During Collection Period	909,958.24
C	SAP Payments Accrued During Collection Period	13,708,582.55
D	INV Earnings Accrued for Collection Period (TRUST ACCOUNTS)	776,596.45
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00
F	Consolidation Loan Rebate Fees	(7,766,775.71)

G	Net Expected Interest Collections	$29,172,160.38

VI. 2005-5 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.011549807	6/29/05 - 10/25/05	3.52367%
B	Class A-2 Interest Rate	0.011812029	6/29/05 - 10/25/05	3.60367%
C	Class A-3 Interest Rate	0.011877585	6/29/05 - 10/25/05	3.62367%
D	Class A-4 Interest Rate	0.012008696	6/29/05 - 10/25/05	3.66367%
E	Class A-5 Interest Rate	0.011648141	6/29/05 - 10/25/05	3.55367%
F	Class B Interest Rate	0.012369252	6/29/05 - 10/25/05	3.77367%

VII. 2005-5 Inputs From Initial Period 6/29/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$2,216,899,857.33
	ii	Interest To Be Capitalized	2,795,765.64

	iii	Total Pool	$2,219,695,622.97
	iv	Capitalized Interest	46,000,000.00
	v	Add-on Consolidation Loan Account Balance	10,000,000.00
	vi	Specified Reserve Account Balance	5,588,740.00

	vii	Total Adjusted Pool	$2,281,284,362.97

B	Total Note and Certificate Factor		1.000000000
C	Total Note Balance		$2,292,623,000.00

D	Note Balance 06/29/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B

	i	Current Factor	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$672,000,000.00	$420,000,000.00	$420,000,000.00	$361,844,000.00	$350,000,000.00	$68,779,000.00

	iii	Note Principal Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$5,588,740.00
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

VIII. 2005-5 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-L )		$48,955,815.20	$48,955,815.20

B	Primary Servicing Fees-Current Month		$919,530.05	$48,036,285.15

C	Administration Fee		$25,000.00	$48,011,285.15

D	Quarterly Funding Amount (Remarketing Fee Account)

E	Class A Noteholders’ Interest Distribution Amounts
	i	Class A-1	$7,761,470.45	$40,249,814.70
	ii	Class A-2	$4,961,052.37	$35,288,762.33
	iii	Class A-3	$4,988,585.70	$30,300,176.63
	iv	Class A-4	$4,345,274.64	$25,954,901.99
	v	Class A-5	$4,076,849.19	$21,878,052.80

	vii	Total Class A Interest Distribution	$26,133,232.35

F	Class B Noteholders’ Interest Distribution Amount		$850,744.76	$21,027,308.04

G	Class A Noteholders’ Principal Distribution Amounts
	i	Class A-1	$21,027,308.04	$0.00
	ii	Class A-2	$0.00	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00
	v	Class A-5	$0.00	$0.00

	vii	Total Class A Principal Distribution	$21,027,308.04

H	Supplemental Interest Account Deposit		$0.00	$0.00

I	Investment Reserve Account Required Amount		$0.00	$0.00

J	Class B Noteholders’ Principal Distribution Amount		$0.00	$0.00

K	Reinstate Reserve Account to the Specified Reserve Account Balance		$0.00	$0.00

L	Investment Premium Puchase Account Deposit Amount		$0.00	$0.00

M	Carryover Servicing Fees		$0.00	$0.00

N	Remarketing Fees not paid from Remarketing Fee Account		$0.00	$0.00

O	Excess to Certificateholder		$0.00	$0.00

IX. 2005-5 Account Reconciliations

Reserve Account
i	Initial Deposit	$5,588,740.00
ii	Deposits to correct Shortfall	$0.00
iii	Total Reserve Account Balance Available	$5,588,740.00
iv	Required Reserve Account Balance	$5,521,971.64

v	Shortfall Carried to Next Period	$0.00
vi	Excess Reserve - Release to Waterfall	$66,768.36
vii	Ending Reserve Account Balance	$5,521,971.64

Supplemental Loan Purchase Account
i	Initial Deposit	$5,800,325.68
ii	Supplemental Loan Purchases	$(5,773,827.55)
iii	Transfers to Collection Account	$(26,498.13)

iv	Ending Balance	$0.00

Add-on Consolidation Loan Account
Consolidation Loan Add-on Period end date		12/31/2005
i	Initial Deposit	$10,000,000.00
ii	Add-on Loans Funded	$(5,987,337.70)
iii	Transfers to Collection Account	$0.00

iv	Ending Balance	$4,012,662.30

Capitalized Interest Account
Capitalized Interest Account Release Date		10/25/2006
i	Initial Deposit	$46,000,000.00
ii	Transfers to Collection Account	$0.00

iii	Ending Balance	$46,000,000.00

Remarketing Fee Account
Next Remarketing Date		01/25/2010
Reset Period Target Amount		$0.00
Quarterly Required Amount		$0.00
i	Initial Deposit	$0.00
ii	Quarterly Funding Amount	$0.00
iii	Quarterly Required Amount Excess	$0.00

iv	Ending Balance	$0.00

X. 2005-5 Trigger Events

A	Has Stepdown Date Occurred?	N
	The Stepdown Date is the earlier of (1) 10/25/2011 or (2) the
	first date on which no class A notes remain outstanding.

B	Note Balance Trigger	Y

	Class A Percentage	100.00%
	Class B Percentage	0.00%

XI. 2005-5 Distributions

A	Distribution Amounts		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B
	i	Quarterly Interest Due	$7,761,470.45	$4,961,052.37	$4,988,585.70	$4,345,274.64	$4,076,849.19	$850,744.76
	ii	Quarterly Interest Paid	7,761,470.45	4,961,052.37	4,988,585.70	4,345,274.64	4,076,849.19	850,744.76

	iii	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due	$32,312,373.70	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid	21,027,308.04	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall	$11,285,065.66	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount	$28,788,778.49	$4,961,052.37	$4,988,585.70	$4,345,274.64	$4,076,849.19	$850,744.76

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 9/30/05	$2,292,623,000.00
	ii	Adjusted Pool Balance 9/30/05	2,260,310,626.30

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)	$32,312,373.70

	iv	Adjusted Pool Balance 6/29/05	$2,281,284,362.97
	v	Adjusted Pool Balance 9/30/05	2,260,310,626.30

	vi	Current Principal Due (iv-v)	$20,973,736.67
	vii	Notes Issued Exceeding Adjusted Pool Balance	11,338,637.03

	viii	Principal Distribution Amount (vi+vii)	$32,312,373.70

	ix	Principal Distribution Amount Paid	$21,027,308.04

	x	Principal Shortfall (viii-ix)	$11,285,065.66

C		Total Principal Distribution	$21,027,308.04
D		Total Interest Distribution	26,983,977.11

E		Total Cash Distributions	$48,011,285.15

F	Note Balances			06/29/2005	Paydown Factor	10/25/2005
	i	A-1 Note Balance	78442GPM2	$672,000,000.00		$650,972,691.96
		A-1 Note Pool Factor		1.000000000	0.031290637	0.968709363

	ii	A-2 Note Balance	78442GPN0	$420,000,000.00		$420,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78442GPP5	$420,000,000.00		$420,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GPQ3	$361,844,000.00		$361,844,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78442GPR1	$350,000,000.00		$350,000,000.00
		A-5 Note Pool Factor		1.0000000000	0.000000000	1.0000000000

	vi	B Note Balance	78442GPS9	$68,779,000.00		$68,779,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

XII. 2005-5 Historical Pool Information

			6/29/05-9/30/05

Beginning Student Loan Portfolio Balance			$2,216,899,857.33

	Student Loan Principal Activity
	i	Regular Principal Collections	$31,768,534.55
	ii	Principal Collections from Guarantor	960,764.09
	iii	Principal Reimbursements	1,241,929.49
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$33,971,228.13
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$(984,898.90)
	ii	Capitalized Interest	(7,331,979.23)

	iii	Total Non-Cash Principal Activity	$(8,316,878.13)

	Student Loan Principal Purchases		$(11,043,299.23)

(-)	Total Student Loan Principal Activity		$14,611,050.77

	Student Loan Interest Activity
	i	Regular Interest Collections	$15,900,204.40
	ii	Interest Claims Received from Guarantors	10,893.41
	iii	Collection Fees/Returned Items	1,368.53
	iv	Late Fee Reimbursements	180,382.27
	v	Interest Reimbursements	8,806.88
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	238,104.01
	viii	Subsidy Payments	13,090.74

	ix	Total Interest Collections	$16,352,850.24

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(904.62)
	ii	Capitalized Interest	7,331,979.23

	iii	Total Non-Cash Interest Adjustments	$7,331,074.61

	Student Loan Interest Purchases		$(34,057.68)

	Total Student Loan Interest Activity		$23,649,867.17

(=)	Ending Student Loan Portfolio Balance		$2,202,288,806.56
(+)	Interest to be Capitalized		$2,487,185.80

(=)	TOTAL POOL		$2,204,775,992.36

(+)	Capitalized Interest		$46,000,000.00

(+)	Add-on Consolidation Loan Account Balance		$4,012,662.30

(+)	Reserve Account Balance		$5,521,971.64

(=)	Total Adjusted Pool		$2,260,310,626.30

XIII. 2005-5 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Oct-05	$2,204,775,992	0.80%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.